Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-225992 on Form S-8 of our report dated June 29, 2023, appearing in this Annual Report on Form 11-K of the American Income Life Insurance Company Exempt Employees 401(k) Profit Sharing Plan for the period ended December 31, 2022.

/s/ Lane Gorman Trubitt, LLC

Dallas, Texas
June 28, 2024